Exhibit 99.1

Exterran Holdings Reports Third-Quarter 2012 Results
•	Achieved EBITDA, as adjusted, of $126 million in the quarter, up 28 percent over year-ago levels
•	Sold previously nationalized Venezuelan assets in the quarter

HOUSTON, Nov. 1, 2012 – Exterran Holdings, Inc. (NYSE: EXH) today reported financial results for the third quarter 2012. These results of operations are presented on a consolidated basis including the results of Exterran Partners, L.P.

EBITDA, as adjusted (as defined below), was $126.4 million for the third quarter 2012, compared to $101.5 million for the second quarter 2012 and $98.8 million for the third quarter 2011. Revenue was $718.7 million for the third quarter 2012, compared to $630.7 million for the second quarter 2012 and $689.8 million for the third quarter 2011. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets described below.

Fabrication backlog was $1,239.5 million at the end of September 2012, compared to $1,286.4 million at the end of June 2012 and $600.1 million at the end of September 2011. Fabrication bookings were $313.9 million for the third quarter 2012, compared to $598.7 million for the second quarter 2012 and $196.6 million for the third quarter 2011.

“We achieved improved financial results in the third quarter 2012, highlighted by better performance in our fabrication operations,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “And the sales of our Venezuelan assets increase our financial flexibility as a result of cash proceeds already received and cash payments due through the third quarter 2016.”

As previously announced, in August 2012, Exterran Holdings’ Venezuelan subsidiary completed the sale of assets nationalized in 2009 to PDVSA Gas, S.A. The net proceeds from this sale, when combined with the net proceeds from the previously announced March 2012 sale of Exterran Holdings’ Venezuelan joint venture assets that also were nationalized in 2009, total approximately $504 million. To date, Exterran Holdings has received $174 million of the net proceeds from these sales and is due to receive the remaining approximately $330 million in periodic cash payments through the third quarter of 2016.

Net income from continuing operations attributable to Exterran stockholders for the third quarter 2012 was $1.4 million, or $0.02 per diluted share, excluding pretax charges totaling $4.7 million. Net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the second quarter 2012 was $30.5 million, or $0.48 per diluted share, and net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the third quarter 2011 was $29.0 million, or $0.46 per diluted share. Net income from continuing operations attributable to Exterran stockholders, excluding charges, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Exterran Holdings reported net income attributable to Exterran stockholders for the third quarter 2012 of $113.4 million, or $1.74 per diluted share, compared to a net loss attributable to Exterran stockholders for the second quarter 2012 of $152.6 million, or $2.40 per diluted share, and a net loss attributable to Exterran stockholders for the third quarter 2011 of $216.0 million, or $3.44 per diluted share.

The cash distribution to be received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners is $7.9 million for the third quarter 2012, compared to $7.8 million for the second quarter 2012 and $7.2 million for the third quarter 2011.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call regarding third-quarter 2012 results:

•
Teleconference: Thursday, Nov. 1, 2012 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time. To access the call, United States and Canadian participants should dial 800-446-2782. International participants should dial +1-847-413-3235 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 33535569.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.
•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, Nov. 1, 2012, until 2:00 p.m. Eastern Time on Thursday, Nov. 8, 2012. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or +1-630-652-3042 internationally, and enter access code 33535569#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations and other charges.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a leading provider of natural gas contract operations services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ operational and financial strategies and ability to successfully effect those strategies; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; statements relating to the remaining expected proceeds from the Venezuelan asset sales; and demand for Exterran Holdings’ products and services and growth opportunities for those products and services.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2011, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Revenues:
North America contract operations	$151,532	$148,564	$147,737
International contract operations	110,632	112,628	113,759
Aftermarket services	95,854	101,902	95,673
Fabrication	360,686	267,641	332,651
	718,704	630,735	689,820

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	75,217	70,423	75,879
International contract operations	46,260	47,092	48,227
Aftermarket services	75,793	77,528	75,802
Fabrication	310,754	241,357	303,259
Selling, general and administrative	85,536	94,134	89,257
Depreciation and amortization	85,248	88,909	88,762
Long-lived asset impairment	3,204	128,543	1,823
Restructuring charges	1,515	1,266	2,941
Goodwill impairment	-	-	196,142
Interest expense	31,723	36,968	38,672
Equity in (income) loss of non-consolidated affiliates	(4,793)	(4,728)	262
Other (income) expense, net	(1,450)	8,752	12,745
	709,007	790,244	933,771

Income (loss) before income taxes	9,697	(159,509)	(243,951)
Provision for (benefit from) income taxes	1,267	(35,502)	(32,640)
Income (loss) from continuing operations	8,430	(124,007)	(211,311)
Income (loss) from discontinued operations, net of tax	110,916	(42,891)	(3,236)
Net income (loss)	119,346	(166,898)	(214,547)
Less: net (income) loss attributable to the noncontrolling interest	(5,980)	14,290	(1,427)
Net income (loss) attributable to Exterran stockholders	$113,366	$(152,608)	$(215,974)

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.04	$(1.73)	$(3.39)
Income (loss) from discontinued operations attributable to Exterran stockholders	1.71	(0.67)	(0.05)
Net income (loss) attributable to Exterran stockholders	$1.75	$(2.40)	$(3.44)
Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$0.04	$(1.73)	$(3.39)
Income (loss) from discontinued operations attributable to Exterran stockholders	1.70	(0.67)	(0.05)
Net income (loss) attributable to Exterran stockholders	$1.74	$(2.40)	$(3.44)
Weighted average common and equivalent shares outstanding:
Basic	64,847	63,478	62,728
Diluted	65,094	63,478	62,728

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$2,450	$(109,717)	$(212,738)
Income (loss) from discontinued operations, net of tax	110,916	(42,891)	(3,236)
Net income (loss) attributable to Exterran stockholders	$113,366	$(152,608)	$(215,974)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Revenues:
North America contract operations	$151,532	$148,564	$147,737
International contract operations	110,632	112,628	113,759
Aftermarket services	95,854	101,902	95,673
Fabrication	360,686	267,641	332,651
Total	$718,704	$630,735	$689,820

Gross Margin (1):
North America contract operations	$76,315	$78,141	$71,858
International contract operations	64,372	65,536	65,532
Aftermarket services	20,061	24,374	19,871
Fabrication	49,932	26,284	29,392
Total	$210,680	$194,335	$186,653

Selling, General and Administrative	$85,536	$94,134	$89,257
% of Revenues	12%	15%	13%

EBITDA, as adjusted (1)	$126,431	$101,457	$98,792
% of Revenues	18%	16%	14%

Capital Expenditures	$100,871	$112,382	$66,989
Less: Proceeds from Sale of PP&E	(1,963)	(16,248)	(6,453)
Net Capital Expenditures	$98,908	$96,134	$60,536

Gross Margin Percentage:
North America contract operations	50%	53%	49%
International contract operations	58%	58%	58%
Aftermarket services	21%	24%	21%
Fabrication	14%	10%	9%
Total	29%	31%	27%

Total Available Horsepower (at period end):
North America contract operations	3,341	3,285	3,564
International contract operations	1,254	1,254	1,236
Total	4,595	4,539	4,800

Total Operating Horsepower (at period end):
North America contract operations	2,849	2,811	2,784
International contract operations	1,001	996	977
Total	3,850	3,807	3,761

Total Operating Horsepower (average):
North America contract operations	2,830	2,820	2,776
International contract operations	1,003	989	978
Total	3,833	3,809	3,754

Horsepower Utilization (at period end):
North America contract operations	85%	86%	78%
International contract operations	80%	79%	79%
Total	84%	84%	78%

Fabrication Backlog:
Compression & accessory	$231,027	$297,012	$166,072
Production & processing equipment	687,174	677,629	406,634
Installation	321,345	311,737	27,410
Total	$1,239,546	$1,286,378	$600,116

Debt to Capitalization:
Debt	$1,705,638	$1,803,906	$1,709,024
Exterran stockholders' equity	1,476,314	1,351,212	1,490,396
Capitalization	$3,181,952	$3,155,118	$3,199,420
Total Debt to Capitalization	54%	57%	53%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$119,346	$(166,898)	$(214,547)
(Income) loss from discontinued operations, net of tax	(110,916)	42,891	3,236
Income (loss) from continuing operations	8,430	(124,007)	(211,311)
Depreciation and amortization	85,248	88,909	88,762
Long-lived asset impairment	3,204	128,543	1,823
Restructuring charges	1,515	1,266	2,941
Investment in non-consolidated affiliates impairment	-	-	262
Proceeds from sale of joint venture assets	(4,793)	(4,728)	-
Goodwill impairment	-	-	196,142
Interest expense	31,723	36,968	38,672
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(163)	10,008	14,141
Provision for (benefit from) income taxes	1,267	(35,502)	(32,640)
EBITDA, as adjusted (1)	126,431	101,457	98,792
Selling, general and administrative	85,536	94,134	89,257
Equity in (income) loss of non-consolidated affiliates	(4,793)	(4,728)	262
Investment in non-consolidated affiliates impairment	-	-	(262)
Proceeds from sale of joint venture assets	4,793	4,728	-
Gain (loss) on currency exchange rate remeasurement of intercompany balances	163	(10,008)	(14,141)
Other (income) expense, net	(1,450)	8,752	12,745
Gross Margin (1)	$210,680	$194,335	$186,653

Net income (loss) attributable to Exterran stockholders	$113,366	$(152,608)	$(215,974)
(Income) loss from discontinued operations	(110,916)	42,891	3,236
Charges, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	2,535	82,940	991
Restructuring charges	1,203	1,005	1,853
Investment in non-consolidated affiliates impairment	-	-	262
Proceeds from sale of joint venture assets	(4,793)	(4,728)	-
Goodwill impairment	-	-	180,643
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding charges	$1,395	$(30,500)	$(28,989)

Diluted Income (loss) from continuing operations attributable to Exterran stockholders per common share	$0.04	$(1.73)	$(3.39)
Adjustment for charges, after-tax, per common share	(0.02)	1.25	2.93
Diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges (1)	$0.02	$(0.48)	$(0.46)

(1) Management believes disclosure of EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.